UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 8, 2012

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2012, Genworth Financial, Inc. (the “Company”) completed a public offering of $350 million aggregate principal amount of the Company’s 7.625% Senior Notes due 2021 (the “New Notes”). The New Notes constitute a further issuance of, and are to be consolidated and form a single series with, the Company’s outstanding 7.625% Senior Notes due 2021, which were originally issued on March 25, 2011 (together with the New Notes, the “Notes”). The Notes are governed by an Indenture, dated as of June 15, 2004 (the “Base Indenture”), as heretofore supplemented and as further supplemented by Supplemental Indenture No. 8, dated as of March 25, 2011 (“Supplemental Indenture No. 8”), each between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (as so supplemented, the “Indenture”).

The Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the New Notes will be payable semiannually in arrears on March 24 and September 24 of each year beginning on March 24, 2012. Interest on the New Notes will accrue from September 24, 2011.

The Company may redeem all or a portion of the Notes at its option at any time or from time to time at a redemption price equal to the greater of:

•	100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date; and

•

the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 50 basis points, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

The net proceeds of this offering were approximately $358 million (plus accrued interest of $12.5 million). The Company intends to use the net proceeds from this offering for general corporate purposes, including increasing liquidity at the Genworth holding company level.

The Notes were offered and sold by the Company pursuant to its registration statement on Form S-3 (File No. 333-161562) (the “Registration Statement”).

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is filed as Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 1, 2005, and to the full text of Supplemental Indenture No. 8, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on March 25, 2011. Each of the foregoing documents is incorporated by reference herein.

Item 8.01.	Other Events.

The New Notes were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of March 8, 2012, among the Company and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to sell the New Notes to the Underwriters, and the Underwriters agreed to purchase the New Notes for resale to the public. The Company sold the New Notes to the Underwriters at an issue price of 102.350% of the principal amount thereof, and the Underwriters offered the New Notes to the public at a price of 103.000% of the principal amount thereof.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

In connection with the offering of the New Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the New Notes. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Number	Description

1.1	Underwriting Agreement, dated March 8, 2012, among Genworth Financial, Inc. and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Weil, Gotshal & Manges LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2012

GENWORTH FINANCIAL, INC.

By:	/s/ Martin P. Klein
Martin P. Klein
Senior Vice President–Chief Financial Officer

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